Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Plus Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock	Rule 457(o)	(2)	(3)	—	0.0001531	—

Fees to be Paid	Equity	Preferred Stock	Rule 457(o)	(2)	(3)	—	0.0001531	—

Fees to be Paid	Other	Warrants	Rule 457(o)	(2)	(3)	—	0.0001531	—

Fees to be Paid	Debt	Debt Securities	Rule 457(o)	(2)	(3)	—	0.0001531	—

Fees to be Paid	Other	Depositary Shares	Rule 457(o)	(2)	(3)	—	0.0001531	—

Fees to be Paid	Other	Stock Purchase Contracts	Rule 457(o)	(2)	(3)	—	0.0001531	—

Fees to be Paid	Other	Subscription Rights	Rule 457(o)	(2)	(3)	—	0.0001531	—

Fees to be Paid	Other	Units	Rule 457(o)	(2)	(3)	—	0.0001531	—

Fees to be Paid	Unallocated (Universal) Shelf	—	Rule 457(o)	(2)	(3)	$100,000,000(2)	0.0001531	$15,310

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$100,000,000(2)		$15,310

	Total Fees Previously Paid							—

	Total Fee Offsets							$—

	Net Fee Due							$15,310

(1)

The securities covered by this registration statement to be sold by Plus Therapeutics, Inc. (the “Registrant”), may be sold separately or in any combination with any other securities registered under this registration statement.

(2)

The Registrant is registering under this registration statement the offer and sale of an unspecified number of securities of each identified class as may from time to time be issued at unspecified prices, including securities that may be issued upon exercise, conversion or exchange. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The aggregate maximum offering price of all securities offered pursuant to this registration statement shall not exceed $100,000,000.

(3)

The proposed maximum offering price per security and the proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(4)	Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.